EXHIBIT 5.1



                                   September 21, 1998





Genesis Energy, L.P.
500 Dallas, Suite 2500
Houston, Texas  77002

Gentlemen:

     We have acted as counsel for Genesis Energy, L.P., a Delaware limited partnership (the "Company"), in connection with the registration, pursuant to a Registration Statement filed on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by Salomon (as defined in the Registration Statement) of up to 8,625,000 issued and outstanding common units representing limited partner interests ("Common Units").

     In this connection, we have examined the partnership records of the Company, including its Certificate of Limited Partnership and Agreement of Limited Partnership. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters we have relied on statements of officers of the Company.

     Based upon the foregoing, we are of the opinion that the Common Units to be offered and sold by Salomon, when issued, sold and delivered as described in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of the Common Units." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.


                                     Very truly yours,


                                      /s/  Liddell, Sapp, Zivley,
                                           Hill & LaBoon, L.L.P.
                                     ----------------------------
                                      Liddell, Sapp, Zivley, Hill &
                                         LaBoon, L.L.P.